UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33213	77-0454924
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, San Jose, California 95110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (408) 565-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the 2010 Stock Incentive Plan

The Board of Directors (the “Board”) of Magma Design Automation, Inc. (the “Company”) previously adopted the Magma Design Automation, Inc, 2010 Stock Incentive Plan (the “2010 Plan”), subject to stockholder approval of the 2010 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the 2010 Plan.

The following summary of the 2010 Plan is qualified in its entirety by reference to the text of the 2010 Plan, which was previously filed as Exhibit A to the Company’s Proxy Statement filed on August 11, 2010.

The Board or one or more committees appointed by the Board will administer the 2010 Plan. The Board has delegated general administrative authority for the 2010 Plan to the Compensation Committee of the Board.

The administrator of the 2010 Plan has broad authority under the 2010 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2010 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2010 Plan equals the sum of: (1) 5,388,195 shares, plus (2) the number of shares available for additional award grant purposes under the Magma Design Automation, Inc. Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) as of the date of the Company’s Annual Meeting of Stockholders held on September 23, 2010 (the “Annual Meeting”) and determined immediately prior to the termination of the authority to grant new awards under the 2001 Plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options or stock appreciation rights granted under the 2001 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2001 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired by the Company after that date without having become vested. As of July 16, 2010, approximately 4,611,805 shares were available for additional award grant purposes under the 2001 Plan and approximately 11,052,130 shares were subject to awards then outstanding under the 2001 Plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2010 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2010 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2010 Plan will again be available for subsequent awards under the 2010 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2010 Plan, as well as any shares that are exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2010 Plan. The 2010 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2010 Plan. The Company may not increase the applicable share limits of the 2010 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

The types of awards that may be granted under the 2010 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2010 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Approval of Amended and Restated Version of the Employee Stock Purchase Plan

The Board previously approved an amended and restated version of the Company’s Employee Stock Purchase Plan (the “ESPP”) which would eliminate the evergreen feature of the ESPP (pursuant to which the number of shares of Common Stock available for issuance under the ESPP increases every year) and instead provide that a fixed number of 5,200,000 shares of Common Stock may be issued under the ESPP after the date of the Annual Meeting. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amended and restated version of the ESPP.

A copy of the ESPP was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 10, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 11, 2010.

The results are as follows:

Proposal 1: To elect two Class III directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Rajeev Madhavan	22,197,575	857,884	19,923,235
Kevin C. Eichler	22,261,408	794,051	19,923,235

Messrs. Madhavan and Eichler were elected.

Proposal 2: To establish the 2010 Stock Incentive Plan, which will replace the 2001 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,768,942	7,084,923	201,594	19,923,235

The foregoing proposal was approved.

Proposal 3: To amend and restate the 2001 Employee Stock Purchase Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,230,973	1,626,892	197,594	19,923,235

The foregoing proposal was approved.

Proposal 4: To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
42,813,387	151,232	14,075	0

The foregoing proposal was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Magma Design Automation, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on August 11, 2010).

10.2	Magma Design Automation, Inc. Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 10, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Magma Design Automation, Inc.
(Registrant)

	By:	/S/ PETER S. TESHIMA
Date: September 29, 2010		Peter S. Teshima
Corporate Vice President - Finance and Chief Financial Officer

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